EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

Dated as of July 8, 2002

OSI Systems Inc.
12525 Chadron Avenue
Hawthorne, CA 90250

Gentlemen:

This subscription agreement (the "Agreement") is made by and between Imagis Technologies Inc. (the "Company") and OSI Systems Inc. ("OSI") which is subscribing to acquire certain securities of the Company in accordance with the terms and conditions set forth herein.

1.     Subscription.

The Company hereby agrees to issue to OSI and OSI agrees to purchase from the Company (i) 1,166,667 shares (the "Shares") of the common shares, without par value (the "Common Shares"), of the Company, and (ii) 291,667 warrants (the "Warrants"), each Warrant to purchase one Common Share (collectively, the "Warrant Shares") exercisable at any time during the two-year period commencing on the Closing Date (defined below), at an exercise price of US$1.50 per share, at an aggregate purchase price of US$1,750,000 (the "Purchase Price"). The form of the Warrants is attached as Exhibit A hereto.

2.     Payment for and Delivery of the Shares and Warrants.

          2.1   Payment of the Purchase Price for the Shares by OSI will be made at the Closing by a wire transfer (in US dollars) in accordance with instructions provided to OSI by the Company, in the amount of US$1,750,000. The Closing shall take place on the date of this Agreement (the "Closing Date"), at the offices of OSI. Prior to Closing, this Agreement and all other documents required to be executed hereunder shall have been executed and delivered.

          2.2   At the Closing, OSI shall effect payment of the Purchase Price. On or before the fifth business day following the Closing, the Company shall deliver to OSI the certificates representing the Shares and Warrants in the name of OSI, to OSI at its address set forth above, Attention: Mr. Deepak Chopra, President and Chief Executive Officer.

          2.3   The Company shall reimburse OSI for all of its out-of-pocket expenses (including fees and disbursements of its counsel) in connection with OSI's due diligence investigation of the Company and the preparation of this Agreement of up to US$10,000. The amount payable by the Company pursuant to this Section 2.3 shall be paid by check payable to OSI, or wire transfer in US dollars in accordance with instructions provided to the Company by OSI, upon receipt of a detailed invoice.

3.     Restrictions on Transfer.

          3.1   OSI understands that the Shares, the Price Adjustment Shares (as defined below), the Warrants and Warrant Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

          3.2   OSI understands that the certificate(s) representing the Shares (and upon issuance, the Warrant Shares and Price Adjustment Shares) will bear restrictive legends thereon substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY OTHER SECURITIES LAWS."

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDERS OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE NOVEMBER 9, 2002. "

          3.3   OSI understands that the Company will direct the transfer agent for the Common Shares to place a stop transfer instruction against the certificates representing the Shares (and upon issuance, the Warrant Shares and Price Adjustment Shares) and will instruct the transfer agent to refuse to effect any transfer thereof in the absence of a registration statement declared effective by the United States Securities and Exchange Commission ("SEC") with respect to the Shares (and upon issuance, the Warrant Shares and Price Adjustment Shares) or a favorable opinion of counsel, satisfactory to the Company, that such transfer is exempt from registration under the Act and any other applicable state securities laws ("Other Securities Laws").

          3.4   OSI understands that, except as otherwise provided in the registration rights agreement of even date herewith, between the Company and OSI (the "Registration Rights Agreement"), OSI have no rights whatsoever to request, and that the Company is under no obligation whatsoever to furnish, a registration of the Shares, Price Adjustment Shares or Warrant Shares under the Act or any Other Securities Laws. The form of Registration Rights Agreement is attached as Exhibit B hereto).

4.     OSI's Representations and Warranties.

     In order to induce the Company to execute this Agreement and to consummate the transactions set forth herein, OSI hereby represents and warrants to the Company as follows:

          4.1   OSI acknowledges that (i) OSI is not a resident of, or incorporated or organized under the laws of, and does not maintain an office in, British Columbia, Canada; (ii) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares or Warrants; (iii) there is no government or other insurance covering the Shares and/or Warrants; (iv) there are risks associated with the purchase of the Shares and Warrants; (iv) there are restrictions on OSI's ability to resell the Shares and Warrants and it is the responsibility of OSI to find out what those restrictions are and to comply with them before selling the Shares or Warrants; and (v) the Company has advised OSI that the Company is relying on an exemption from the requirements under the British Columbia Securities Act (the "BC Act") to provide OSI with a prospectus and to sell securities through a person registered to sell securities under the BC Act and, as a consequence of acquiring the Shares and Warrants pursuant to this exemption, certain protections, rights and remedies provided by the BC Act, including statutory rights for rescission or damages, will not be available to OSI.

          4.2   OSI acknowledges that representatives of OSI have received and reviewed copies of the SEC Filings (defined below), including, in each case, the exhibits thereto and all of the documents incorporated by reference therein; that representatives of OSI have had the opportunity to review public information concerning the Company, and understands such information.

          4.3   OSI represents that its representatives are sophisticated investors familiar with the type of risks inherent in the acquisition of securities such as the Shares and Warrants and that, by reason of its representative' knowledge and experience in financial and business matters in general, and investments of this type in particular, its representatives are capable of evaluating the merits and risks of an investment in the Shares and Warrants.

          4.4   OSI is able to bear the economic risk of an investment in the Shares and Warrants, including, without limiting the generality of the foregoing, the risk of losing part or all of OSI's investment in the Shares and Warrants and OSI's possible inability to sell or transfer the Shares or Warrants for an indefinite period of time.

          4.5   OSI is acquiring the Shares and Warrants for OSI's own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act or any Other Securities Laws, in violation of the Act.

          4.6   OSI further acknowledges that the Shares and Warrants have not been registered under the Act or any of the Other Securities Laws, and may not be sold, transferred or otherwise disposed of, except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act and such Other Securities Laws.

          4.7   OSI is an "accredited investor" as that term is defined in Rule 144(a)(1) promulgated under the Act (a copy of which definition is attached hereto).

          4.8   OSI is a corporation duly organized, validly existing and in good standing under the laws of California and has full corporate power and corporate authority to own, lease and operate its properties and conduct its current business; OSI is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing is not reasonably likely to have a Material Adverse Effect (defined below) on OSI and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          4.9   OSI has full legal right, power and authority to enter into this Agreement and all agreements required to be entered into hereby, and to perform the transactions contemplated hereby and thereby. This Agreement and the transactions contemplated herein have been duly authorized, executed and delivered by OSI and, assuming due authorization, execution and delivery by the Company, are valid and binding agreements on the part of OSI, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor' rights generally or by general equitable principles. The execution, delivery and performance of this Agreement by OSI and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which OSI is a party or by which its properties may be bound, (ii) the Articles of Incorporation or bylaws of OSI or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over OSI or its properties, except (in any such case) for any conflict, breach, violation or default which is not reasonably likely to have a Material Adverse Effect.

          4.10   There is not pending or, to OSI's knowledge, threatened, any action, suit, claim or proceeding against OSI or any of its officers, properties, assets or rights before any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over OSI or any of its officers, properties, or otherwise which is reasonably likely to prevent consummation of the transactions contemplated hereby.

          4.11   No Consent (defined below) is required in connection with the consummation of the transactions contemplated by this Agreement except for such Consents which are not material.

          4.12   OSI is not a party to any agreement, arrangement or understanding to compensate any brokers, agents or finders in connection with this Agreement or the transactions contemplated hereby.

          4.13   OSI acknowledges that the Company has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Act may not be present if, notwithstanding such representations, OSI were acquiring the

Shares and Warrants for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

5.     The Company's Representations, Warranties and Covenants.

The Company hereby represents and warrants to and covenants with OSI as follows:

          5.1   The Company is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada and has full corporate power and corporate authority to own, lease and operate its properties and conduct its current business; the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations, business or business prospects of the Company (hereinafter, a "Material Adverse Effect"); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from federal, state and other regulatory authorities, except where the failure to possess or be in compliance with any of the foregoing is not reasonably likely to have a Material Adverse Effect, all of which are valid and in full force and effect. Except as set forth in Schedule 5.1, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

          5.2   The Company has full legal right, power and authority to enter into this Agreement and all agreements required to be entered into hereby, and to perform the transactions contemplated hereby and thereby. This Agreement and the transactions contemplated herein have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by OSI, are valid and binding agreements on the part of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound, (ii) the Articles of Incorporation or bylaws of the Company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, except (in any such case) for any conflict, breach, violation or default which is not reasonably likely to have a Material Adverse Effect.

          5.3   All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The issuance and sale of the Shares, Price Adjustment Shares and Warrants have been duly authorized. When the Shares, Price Adjustment Shares and Warrant Shares have been issued and duly delivered as contemplated by this Agreement or the Warrants, as the case may be, the Shares, Price Adjustment Shares and Warrant Shares will be validly issued, fully paid and nonassessable, and OSI will not be subject to personal liability solely by reason of being a holder. Neither the Shares nor the Warrant Shares will be subject to preemptive rights of any shareholder of the Company. The Company has reserved out of its authorized but unissued Common Shares, solely for the purpose of issue upon exercise of the Warrants, such number of Common Shares as shall be issuable upon exercise of the Warrants. No further approval or authorization of any shareholder or the Board of Directors of the Company is required for the issuance and sale of the Shares, the Price Adjustment Shares, the Warrants or the Warrant.

          5.4   The authorized capital stock of the Company consists of 100,000,000 Common Shares, and the Company has no authority to issue any other capital stock. As of June 30, 2002, 18,082,703 Common Shares were issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable. Except where the failure to do so would not result in a Material Adverse Effect on the Company, the offer, issuance and sale of the Common Shares were (a) registered or qualified under (or were exempt from the registration and prospectus delivery requirements of) the Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other federal and applicable state or other jurisdiction's securities laws, rules and regulations. As of June 30, 2002, the Company has reserved a total of 3,731,748 Common Shares for issuance to employees, officers and directors under stock option plans, under which options to purchase a total of 2,425,994 shares have been granted, but neither exercised nor forfeited by the holder thereof, the Company has reserved a total of 1,755,614 shares for issuance upon exercise of outstanding warrants issued by the Company. Except as expressly provided in this Agreement and as set forth on Schedule 5.4, the Company has no outstanding subscription, option, warrant, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatsoever under which the Company is or may be obligated to issue Common Shares or other equity security or instrument convertible into or exchangeable for any equity security (as hereinafter defined) of any kind.

          5.5   The Common Shares are quoted on the TSX Venture Exchange, a "qualified market" as defined in BC Instrument 72-503 of the British Columbia Securities Commission.

          5.6   The Company is a "qualifying issuer" as defined in Section 1.1 of the Multilateral Instrument 45-102 of the Canadian Securities Administrators.

          5.7   The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission ("SEC") under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement (collectively, the "SEC Filings"). As of their respective filing dates (or, if amended, when amended), the documents filed by the Company with the SEC complied with the requirements of the Exchange Act. The consolidated financial statements of the Company included in the documents filed by the Company with the SEC (the "Financial Statements") comply in all respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments and the absence of complete footnotes). Except as and to the extent reflected in the Financial Statements, the Company did not have, as of the date of the Financial Statements, any liabilities or obligations (other than obligations of continued performance under contracts and other commitments and arrangements entered into in the ordinary course of business) which GAAP would require the Company to reflect in the Financial Statements. There have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect.

          5.8   Except as would not have a Material Adverse Effect, (i) the Company has good title to all properties and assets described in the SEC Filings as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, (ii) the material agreements to which the Company is a party as disclosed in the SEC Filings are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) the Company has valid and enforceable leases for all properties leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Company owns or leases all such properties as are necessary to the Company's operations as described in the SEC Filings.

          5.9   There is not pending or, to the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company or any of its officers, properties, assets or rights before any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its officers, properties, or otherwise which (i) is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or is reasonably likely to materially and adversely affect the Company's properties, assets or rights or (ii) is reasonably likely to prevent consummation of the transactions contemplated hereby and is not so disclosed in the SEC Filings. The Company is not a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency, government or governmental agency or body domestic or foreign, that could reasonably be expected to have a Material Adverse Effect. The Company has conducted and is conducting its business in compliance with all applicable federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not reasonably be likely, singly or in the aggregate, to have a Material Adverse Effect.

          5.10   The Company owns or possesses rights to use all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights and possesses all of the trade secrets and know-how which are material and necessary to conduct its business as now conducted and as described in the SEC Filings. Except as disclosed in the SEC Filings, the Company has not received any written notice of, nor has any actual knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights that are reasonably likely to have a Material Adverse Effect that would prevent the Company from carrying out its business substantially as described in the SEC Filings. Except as disclosed in the SEC Filings, the Company has not received any written notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is reasonably likely to have a Material Adverse Effect that would prevent the Company from carrying out its business substantially as described in the SEC Filings.

          5.11   Except as described in the SEC Filings, subsequent to March 31, 2002, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company (not including reductions in the cash position of the Company in the ordinary course consistent with past practices), (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the outstanding indebtedness of the Company, except the incurrence of trade debt and obligations incurred in the ordinary course consistent with past practices, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (vi) any default in the payment of principal of or interest on any outstanding debt obligations, or (vii) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

          5.12   The Company is not (a) in violation of its Articles of Incorporation or bylaws or (b) in default (upon notice or lapse of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which its properties may be bound, or (c) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, except in the case of (b) or (c), for any default or violation not reasonably likely to have a Material Adverse Effect.

          5.13   No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement ("Consents") except for (a) such Consents which are not material, (b) compliance with the securities and Blue Sky laws in the states and other jurisdictions in which Shares are offered and/or sold and in British Columbia, Canada, which compliance will be effected in accordance with such laws and (c) Consents and/or filings required by the securities exchange on which the Common Shares are listed, the British Columbia Securities Commission and the SEC. The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to, all applicable federal, state and local environmental laws and regulations, except for any failure to comply which is not reasonably likely to have a Material Adverse Effect.

          5.14   No labor disturbance by the employees (as a whole) of the Company exists or, to the Company's knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subcontractors, authorized dealers or international distributors that is reasonably likely to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

          5.15   The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, that might be asserted against the Company that is reasonably likely to have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

          5.16

                  (i)   The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed prudent for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism, products liability, errors and omissions, and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (ii)   The Company now maintains Directors' and Officers' insurance with insurers of recognized financial responsibility covering any losses and expenses in connection with any claim arising under the Act, the Exchange Act, Other Securities Laws and any other securities statutes, ordinances and regulations applicable to the Company. Such Directors' and Officers' insurance shall be in customary and prudent form, and with prudent coverage limits, but in no event to provide less than US$5,000,000 of coverage.

          5.17   The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and is not, and intends in the future to conduct its and its subsidiaries' affairs in such a manner as to ensure that it is not and will not become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          5.18   There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any shareholder who owns beneficially more than five percent (5%) of the Common Shares of the Company or any of the members of the families of any of them, except as disclosed in the SEC Filings.

          5.19   (i)     The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not reasonably be likely to have a Material Adverse Effect, (ii) the Company has not received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim would be required to be disclosed in its filings with SEC under the Exchange Act, (iii) to the Company's knowledge, the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is, or has been, owned, leased or occupied by the Company has, to the Company's knowledge, been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable state or local law.

          5.20   The Company is not a party to any agreement, arrangement or understanding; whether written or oral, to compensate any brokers, agents or finders in connection with this Agreement or the transactions contemplated hereby, except as set forth on Schedule 5.20, which the Company's acknowledges is an obligation of the Company

          5.21   The Company will file a report of OSI's purchase of the Shares and Warrants with the British Columbia Securities Commission in the form required under Section 139 of the rules to the BC Act on or before the 10th day after the Closing Date. The Company will file a Form 45-102F2 pursuant to Section 2.7 of Multilateral Instrument 45-102 on or before the 10th day after the Closing Date.

          5.22   The Company now has, or will create, a vacancy on its Board of Directors necessary to meet its obligations under Section 7 of this Agreement.

6.     Further Ancillary Agreements

     As of the Closing Date, the following ancillary agreements shall be entered into, or shall have been entered into:

          6.1   The Software Development Services Agreement, in the form attached as Exhibit A, providing for the Company's engagement of OSI's software development capacity in Hyderabad, India;

          6.2   The Joint Venture Letter of Intent, in the form attached as Exhibit B, providing for the Company's investment of $250,000 in exchange for 20% of a joint venture with OSI in Brazil for the purpose of manufacturing and/or marketing security equipment and facial recognition systems;

          6.3   The Product Development and Marketing Agreement, in the form attached as Exhibit C, providing for the Company's establishment of an internal Transportation Security Group, and the Company's investment of at least $250,000 in the Transportation Security Group, for the purpose of developing integrated metal detection/facial recognition products, and providing for OSI's marketing/manufacturing rights for the resulting products; and

          6.4   The letter agreement between OSI and Imagis relating to Zixsys, Inc., in the form attached as Exhibit D.

7.     Board Representation

          7.1   OSI shall have the right to designate one nominee (who shall be reasonably satisfactory to the Company, provided that Mr. Deepak Chopra is deemed satisfactory to the Company) (the "Nominee") for election as a member of the Company's Board of Directors within 30 days after the Closing Date and the Company and will use its best efforts to cause such Nominee to be elected as a director of the Company and re-elected (to the extent required by this Section 7). Such best efforts shall include (a) nomination of the Nominee for election as a director of the Company in any solicitation of proxies or other communication to shareholders regarding the nomination of persons for election as the Company's directors; and (b) in any solicitation of proxies or other communication to shareholders regarding the nomination of persons for election as the Company's directors, nominating a number of nominees not greater than the number of seats on the Company's Board of Directors open for election in the applicable election. The Company's obligations under this Section 7 are subject to the Nominee completing and executing a Consent to Act as a Director and personal information forms in the forms required by the TSX Venture Exchange. In the event that the TSX Venture Exchange does not approve the Nominee as a director of the Company, OSI will cause the Nominee to resign as a director of the Company.

          7.2   If, at any time prior to the 2003 annual meeting of the Company's shareholders, OSI sells any of its Shares, Warrants and/or Warrant Shares, OSI shall no longer have the right to designate a nominee for election as a director of the Company. Except as set forth in the preceding sentence, if OSI holds more than 750,000 of the Shares and Warrant Shares (including Warrant Shares issuable upon exercise of the Warrants), OSI shall have the right to designate a nominee for election as a director of the Company at the Company's annual meeting of shareholders, provided that this right shall terminate immediately after the 2006 annual meeting of the Company's shareholders, provided further that OSI shall continue to have the rights the provided by applicable law and the Company's charter and bylaws to holders of Common Shares to nominate and vote upon the election of directors.

8.     Price Adjustment Shares.

          (a)   If, prior to the first anniversary of the date of this Agreement, (i) the Company completes an Other Financing (defined below) with any party other than OSI at a price per share of Common Shares less than US $1.50 per share, or (ii) all or substantially all of the capital stock of the Company is acquired in an acquisition or other business combination in which the Company is not the surviving entity, then the Company shall, issue and deliver to OSI, without additional consideration, a number of Common Shares calculated as set forth in Section

8(c) (the "Price Adjustment Shares"). In the event of an acquisition or other business combination provided for in clause (ii) of the preceding sentence, the Price Adjustment Shares shall be issued immediately prior to the consummation of such transaction.

          (b)   The term "Other Financing" means a financing by investors other than OSI in which the Company issues Common Shares at a price below US $1.50 per share, excluding (i) issuances of options under stock option plans and Common Shares issuable upon exercise of such options or upon exercise or conversion of options, warrants and other convertible or exchangeable securities outstanding on the Closing Date and (ii) issuance of equity securities, securities exercisable or exchangeable for or convertible into equity securities or rights to purchase equity securities of the Company issued in connection with a transaction for a bona fide strategic purpose and not for the primary purpose of raising capital or in connection with a merger, acquisition or other business combination and, in the case of clause (ii) of this sentence, the effective price of such equity securities is equal to or greater than $1.35.

          (c)   The Price Adjustment Shares with respect to each Other Financing shall mean the number of Common Shares determined at the time of the Other Financing by the following formula (provided that the number resulting from such calculation shall not be less than zero):

Price Adjustment Shares =    US$1,750,000 - S

               P

P = Effective per share price at which Common Shares are sold (or in the case of options, warrants, rights or other derivative securities, the price at which such securities are sold plus the exercise, conversion or exchange price) in the Other Financing

S = The aggregate number of Shares and Price Adjustment Shares, if any, previously issued pursuant to this Agreement.

9.     Pre-emptive Rights.

          9.1   If, prior to the first anniversary of the date of this Agreement, the Company proposes to effect an Other Financing other than the Excepted Financing (defined below), then the Company shall, no later than 10 business days prior to the consummation of such issuance, give written notice to OSI of such Other Financing (the "Notice of Issuance"). Such Notice of Issuance shall describe such issuance, and contain an offer to OSI to sell to OSI, at the same price, on the same terms, and for the same consideration to be paid by the proposed purchasers, OSI pro rata portion (which shall be a percentage, determined immediately prior to such issuance, equal to the percentage of the fully-diluted Common Shares held by OSI). Subject to the foregoing, if Common Shares are being issued with other securities as a unit, OSI, assuming acceptance of such offer, must purchase such unit in order for such acceptance to be valid. If OSI fails to accept such offer by written notice within 10 business days after its receipt of the Notice of Issuance, the Company may proceed with such issuance, free of any right on the part of OSI under this Section 9 in respect thereof. Any Other Financing completed more than 60 days after the expiration of such 10 business day period, or on terms and conditions less favorable to the Company in any material respect than those described in the Notice of Issuance, shall be subject to a new Notice of Issuance to, and new purchase rights by, OSI under this Section 9. OSI shall only have the right to exercise its rights under this Section 9 only on one occasion. The rights provided in this Section 9 shall be in addition to those provided in Section 8.

          9.2   The term "Excepted Financing" means a private placement of Common Shares and Warrants resulting in gross proceeds of up to $4 million, closed within 120 days after the date of this Agreement.

10.     Certain Audit Rights.

     At its principal offices, the Company shall maintain books and records detailing and evidencing the use of funds in the performance of its obligations to make expenditures under the ancillary agreements described in Sections 6.1 through 6.3. OSI or OSI's representatives may, for the purpose of verifying the use of such funds, examine such books and records. Such examinations may take place only during the Company's normal business hours, and only with at least five business days' written notice, and OSI shall not undertake such examinations more than once per calendar quarter.

11.     Miscellaneous.

          11.1   All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to OSI, addressed to OSI Systems Inc., 12525 Chadron Avenue, Hawthorne, CA 90250, Attention: Mr. Deepak Chopra, President and Chief Executive Officer; if to the Company to: Imagis Technologies Inc., Suite 1630, 1075 West Georgia Street, Vancouver, BC, Canada V6E 3C9, Attention: Iain Drummond, President and Chief Executive Officer, with a copy to Blank Rome Tenzer Greenblatt, LLP, Attention: Robert J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174.

          11.2   This Agreement shall be deemed to have been made and delivered in Los Angeles County, California and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of California (without regard to conflicts of laws principles). Each of OSI and the Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in the Courts of Los Angeles County, and the United States District Court for the Central District of California unless such court shall have refused such jurisdiction, (2) waives any objection which OSI or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the Courts of Los Angeles County, and the United States District Court for the Central District of California in any such suit, action or proceeding. Each of OSI and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the above-named courts and agrees that service of process upon OSI or the Company, as the case may be, mailed by certified mail to OSI's address or the Company's address, as the case may be, set forth in Section 11.2 of this Agreement shall be deemed in every respect effective service of process upon OSI or the Company, as the case may be, in any such suit, action or proceeding.

          11.3   Should any litigation or arbitration occur between the parties respecting or arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs in connection with such litigation, including reasonable attorneys' fees incurred after a judgment has been rendered by a court of competent jurisdiction. Any judgment shall include an attorneys' fees clause that shall entitle the judgment creditor to recover attorneys' fees incurred to enforce a judgment on this Agreement, which attorneys' fees shall be an element of post-judgment costs; the parties agree that this attorneys' fee provision shall not merge into any judgment.

          11.4   No waiver by any party of any term or condition of this Agreement shall be construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement, nor shall any such waiver be binding unless written. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party to this Agreement.

          11.5   Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.

          11.6   Neither party may assign its rights under this Agreement without the prior written consent of the other party.

          11.7   The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

          11.8   OSI and the Company each intend to issue a joint press release regarding the terms of this Agreement as soon as practical after the Closing Date, each of which must be approved by both parties.

          11.9   This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

          11.10   This Agreement is conditioned upon and subject to acceptance by the TSX Venture Exchange.

          11.11   No amendment or modification of this Agreement shall be valid unless made in a writing executed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

OSI SYSTEMS INC.

By: /s/ Deepak Chopra
      Name: Deepak Chopra
      Title: President and Chief Executive Officer

IMAGIS TECHNOLOGIES INC.

By: /s/ Iain Drummond
      Name: Iain Drummond
      Title: President and Chief Executive Officer